Nottingham Investment Trust II
                                On behalf of the
                      Brown Capital Management Equity Fund
                                     and the
                     Brown Capital Management Balanced Fund
                           105 North Washington Street
                                 Post Office 69
                     Rocky Mount, North Carolina 27801-0069


                                November 28, 2000


Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of the Brown Capital Management Equity Fund and the Brown Capital Management Balanced Fund, each a series of the Nottingham Investment Trust II, to be held at the offices of NC Shareholder Services, 107 North Washington Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365, on Wednesday, December 27, 2000 at 10:00 a.m. We hope that you can attend the Special Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy in the envelope provided at your earliest convenience.

         At this Special Meeting, you will be asked to consider proposals to approve new Investment Advisory Agreements and to discuss other matters of interest to you as a shareholder. After carefully considering the proposals, the Board of Trustees recommends that you vote "FOR" the proposals.

         We appreciate your participation and prompt response in this matter and thank you for your continued support.


Sincerely,

Eddie C. Brown
President, Brown Capital Management, Inc.
Trustee, Nottingham Investment Trust II

                         NOTTINGHAM INVESTMENT TRUST II
                                  on behalf of
                      Brown Capital Management Equity Fund
                     Brown Capital Management Balanced Fund




                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 27, 2000




To the Shareholders of the Brown Capital Management Equity Fund ("Equity Fund") and the Brown Capital Management Balanced Fund ("Balanced Fund") (collectively, the "Funds"):

A special meeting of the Shareholders of the Funds, each a series of the Nottingham Investment Trust II ("Trust"), will be held at the offices of NC Shareholder Services (the Trust's Dividend Disbursing and Transfer Agent), 107 North Washington Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365, on Wednesday, December 27, 2000, at 10:00 a.m. for the following purposes:

1. To approve a new Investment Advisory Agreement between Brown Capital Management, Inc. ("Advisor"), and the Trust, on behalf of the Equity Fund, that changes the investment advisory fees paid by the Equity Fund;

2. To approve a new Investment Advisory Agreement between the Advisor and the Trust, on behalf of the Balanced Fund, that changes the investment advisory fees paid by the Balanced Fund; and

3. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournments thereof.

Shareholders of record at the close of business on October 27, 2000, are entitled to notice of, and to vote at the Special Meeting. Regardless of whether you plan to attend the Special Meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and a maximum number of shares may be voted. If you are present at the meeting, you may change your vote, if desired, at that time.

For the Board of Trustees,


/s/ C. Frank Watson, III
___________________________
C. Frank Watson, III
Secretary


November 28, 2000

                                 PROXY STATEMENT

         Special Meeting of Shareholders to be held on December 27, 2000

         This Proxy Statement is furnished by the Board of Trustees of the Nottingham Investment Trust II ("Trust") in connection with the solicitation of votes for use at the Special Meeting of Shareholders (the "Meeting") of the Brown Capital Management Equity Fund ("Equity Fund") and the and Brown Capital Management Balanced Fund ("Balanced Fund") (collectively, the "Funds") to be held on Wednesday, December 27, 2000, at 10:00 a.m., at the offices NC Shareholders Services (the Trust's Dividend Disbursing and Transfer Agent), 107 North Washington Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365, for the purposes set forth below and in the accompanying Notice of Special Meeting. At the Meeting, the Funds' Shareholders will be asked:

1. To approve a new Investment Advisory Agreement ("New Agreement") between Brown Capital Management, Inc. ("Advisor") and the Trust, on behalf of the Equity Fund, that changes the investment advisory fees paid by the Equity Fund;

2. To approve a new Investment Advisory Agreement ("New Agreement") between the Advisor and the Trust, on behalf of the Balanced Fund, that changes the investment advisory fees paid by the Balanced Fund; and

3. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournments thereof.

Solicitation of Proxies

         Solicitation of proxies is being made by the mailing of this Notice and Proxy Statement with its enclosures on or about November 28, 2000. Shareholders of the Funds whose shares are held by nominees, such as brokers, can vote their proxies by contacting their respective nominee. The Advisor will pay the expenses incurred in connection with this Notice and Proxy Statement and the Meeting, including the printing, mailing, solicitation and vote tabulation expenses, legal fees, and out of pocket expenses.

         A shareholder may revoke the accompanying proxy at any time prior to its use by filing with the Trust a written revocation or duly executed proxy bearing a later date. In addition, any Shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. The persons named in the accompanying proxy will vote as directed by the proxy, but in the absence of voting directions in any proxy that is signed and returned, they intend to vote "FOR" each of the Proposals and may vote at their discretion with respect to other matters not now known to the Board of the Trust that may be presented at the Meeting.

Voting Rights

         The Proposals in this proxy statement affect only the Funds, which are two separate series of the seven series of the Trust. As a result, the Board of Trustees of the Trust is soliciting votes only from Shareholders of the Funds.

         Each share, $0.01 par value, of each of the Funds is entitled to one vote. Shareholders of each of the Funds at the close of business on October 27, 2000 (the "Record Date") will be entitled to be present and give voting instructions for each Fund at the Meeting with respect to their shares owned as of such Record Date. As of October 27, 2000, there were 505,755.411 shares of the Equity Fund outstanding and entitled to vote as of such Record Date, representing total net assets of $11,414,900. As of October 27, 2000, there were 839,851.539 shares of the Balanced Fund outstanding and entitled to vote as of such Record Date, representing total net assets of $14,924,162.

         A majority of the outstanding shares of each of the Funds on the Record Date, represented in person or by proxy, must be present to constitute a quorum for the transaction of each Fund's business at the Meeting. Approval of the Proposals to adopt the New Agreement, as to each of the Funds, requires a "Majority Vote." For purposes of this requirement, a "Majority Vote" shall mean a "majority of the outstanding voting securities" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). That is, either (i) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or
(ii) more than 50% of the outstanding shares of the Fund, whichever is less.

         If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any or all of the Proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the Proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to Shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on one or more of the Proposals in this proxy statement prior to any adjournment if sufficient votes have been received with respect to a Proposal.

         In tallying shareholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the meeting. Abstentions and broker non-votes will be considered to be both present at the meeting and issued and outstanding and, as a result, will have the effect of being counted as voted against a particular Proposal.

Principal Holders of Voting Securities

         As of October 27, 2000, the Trustees and Officers of the Trust as a group owned beneficially (i.e., had voting and/or investment power) 2.40% of the then outstanding Institutional Class shares of the Equity Fund and 3.11% of the Balanced Fund. On the same date the following Shareholders owned of record more than 5% of the outstanding Institutional shares of the Funds. Except as provided below, no person is known by the Trust to be the beneficial owner of more than 5% of the outstanding Institutional Class shares of either of the Funds as of October 27, 2000.


                                   EQUITY FUND


Name and Address of                   Amount and Nature of
Beneficial Owner                      Beneficial Ownership            Percent
----------------                      --------------------            -------


Brown Family Limited Partnership       138,135.690 shares              27.31%
11102 Old Carriage Road
Glen Arm, Maryland  21057

Chris E. Dishman                        99,010.091 shares              19.58%
Karen T. Dishman
5019 Mariposa Circle
Fresno, Texas  77545

Great West Life & Annuity               34,715.651 shares               6.86%
401(k) Plan
8515 E. Orchard Road
Englewood, Colorado  80111

                                  BALANCED FUND


Name and Address of                     Amount and Nature of
Beneficial Owner                        Beneficial Ownership          Percent
----------------                        --------------------          -------

Brown Capital Management, Inc.           162,695.721 shares            19.37%
Money Purchase Pension & Profit
Sharing Trust
1201 North Calvert Street
Baltimore, Maryland 21202

Trustlynx & Co.                          115,025.286 shares            13.70%
Post Office Box 173736
Denver, Colorado 80217

Great West Life & Annuity                102,563.245 shares            12.21%
fbo City of Baltimore 401(k) Plan
8515 E. Orchard Road
Englewood, Colorado  80111

Charles S. Thurston IRA                   86,055.356 shares            10.25%
701 North St. Mary's Street #35
San Antonio, Texas 78205

Raymond Haysbert IRA                      55,442.869 shares             6.60%
3300 Hillen Road
Baltimore, Maryland 21218

Diana M. Epps Beneficiary UTA             42,689.014 shares             5.08%
Charles Schwab & Co., Inc. IRA
1040 Deer Ridge Drive #144
Baltimore, Maryland  21210



PROPOSALS NO. 1 and 2:  APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT

         Brown Capital Management, Inc., serves as investment advisor to each of the Funds pursuant to an existing Investment Advisory Agreement with the Trust, on behalf of the Funds. The existing Investment Advisory Agreement was approved by Trust's Board of Trustees, including a majority of the Trustees who were not parties to the Investment Advisory Agreement or interested persons of such parties ("Independent Trustees") at a meeting held on December 10, 1992, and was last approved by the Trust's Board of Trustees, including a majority of the Independent Trustees, at a meeting held on September 27, 2000.

         On September 27, 2000, a majority of the Board of Trustees, including a majority of the Independent Trustees, approved the New Agreement that changes the investment advisory fees paid by each of the Funds to the Advisor by increasing the breakpoint of the tiered fee structure. The effect of this change will be to increase the investment advisory fees incurred by each of the Funds.

         Shareholders of the Funds are being asked to approve the New Agreement. Set forth below is a description of the changes in the investment advisory fees that would result if the Proposals to adopt the New Agreement are approved, as well as a description of certain other provisions of the New Agreement, which will not change as a result of approving the Proposals. The New Agreement is attached hereto as Appendix A.

         If the Proposals are approved by Shareholders, the New Agreement will continue from year to year (after its initital two year term), as to each of the Funds, unless earlier terminated, provided that such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of each of the Funds, and, in either case, (ii) by a majority of the Trust's Independent Trustees. In the event that the Shareholders of either the Balanced Fund or the Equity Fund do not approve the New Agreement, the Advisor would continue to serve as investment advisor to that particular Fund under the existing Investment Advisory Agreement, and the Trustees may consider other possible courses of action to accomplish the purposes for which the Proposals have been made, subject, as required, to approval by the Shareholders of that Fund.

Rate of Compensation Under the New Investment Advisory Agreement

         The proposed Agreement changes the investment advisory fees paid to the Advisor by each of the Funds from a tiered fee with a breakpoint at $25 million to a tiered fee with a breakpoint at $100 million. As a result, the investment advisory fees paid by each of the Funds under the New Agreement would be greater than would be paid under the existing fee structure.

         The Advisor is paid for its services based on an annual percentage of the average daily net assets of each of the Funds. The investment advisory fee is computed and accrued daily and paid monthly. The following table compares the current fee structure for the Funds with the proposed fee structure:

---------------- ---------------------------------------- --------------------------------------------
    Fee Rate              Current Fee Structure                      Proposed Fee Structure
---------------- ---------------------------------------- --------------------------------------------
     0.65%       On the first $25 million of assets.      On the first $100 million of assets.
---------------- ---------------------------------------- --------------------------------------------
     0.50%       On all assets in excess of $25 million.  On all assets in excess of $100 million.
---------------- ---------------------------------------- --------------------------------------------


         The table below describes the fees and expenses under the existing Investment Advisory Agreement and under the New Agreement that you may pay if you buy and hold shares of either of the Funds:


                                       Annual Fund Operating Expenses
                          (expenses that are deducted from Each of the Funds Assets)
                          ----------------------------------------------------------

                                   Fee Structure Under the Existing      Fee Structure Under the New Investment
                                     Investment Advisory Agreement                 Advisory Agreement

                                       Equity             Balanced             Equity             Balanced
                                        Fund                Fund                Fund                Fund
                                        ----                ----                ----                ----
Management Fees                         0.65%               0.65%               0.65%               0.65%
Distribution and/or Service
  (12b-1) Fees                          None                None                None                None

Other Expenses                          1.10%               0.94%               1.10%               0.94%
                                        ----                ----                ----                ----
Total Annual Fund Operating Expenses    1.75%^1             1.59%^1             1.75%^1             1.59%^1
Fee Waiver and/or Expense
   Reimbursement                       (0.55)%             (0.39)%             (0.55)%             (0.39)%
                                        ----                ----                ----                ----
Net Expenses                            1.20%               1.20%               1.20%               1.20%
                                        ====                ====                ====                ====


1. "Total Annual Fund Operating Expenses" are based upon actual expenses incurred by each of the Funds for the fiscal year ended March 31, 2000. Under an Expense Limitation Agreement between the Trust and the Advisor (see below for more details), the Advisor has agreed to waive or reduce its fees and to assume other expenses of each of the Funds, if necessary, in an amount that limits Total Fund Operating Expenses (exclusive of interest, taxes, brokerage fees and commissions, and extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) to not more than 1.20% of the average daily net assets for the Equity Fund and Balanced Fund for the fiscal year to end March 31, 2001.

Example: This Example shows you the expenses you may pay over time by investing in either of the Funds. Since all Funds use the same hypothetical conditions, it should help you compare the costs of investing in the Funds versus other funds. The Example assumes the following conditions:

(1) You invest $10,000 in either of the Balanced Fund or the Equity Fund for the periods shown;
(2)  You reinvest all dividends and distributions;
(3)  You redeem all of your shares at the end of those periods;
(4)  You earn a 5% total return; and
(5)  The Fund's expenses remain the same.

Although your actual costs may be higher or lower, the following table shows you what your costs may be under the conditions listed above.


--------------------------- ------------------- ---------------- ---------------- ------------- -------------------
                                   Fund              1 Year          3 Years         5 Years         10 Years
--------------------------- ------------------- ---------------- ---------------- ------------- -------------------
      Fees Under the            Equity Fund           $122             $497           $897            $2,017
    Existing Investment     ------------------- ---------------- ---------------- ------------- -------------------
    Advisory Agreement         Balanced Fund          $122             $464           $829            $1,856
--------------------------- ------------------- ---------------- ---------------- ------------- -------------------
      Fees Under the            Equity Fund           $122             $497           $897            $2,017
      New Agreement         ------------------- ---------------- ---------------- ------------- -------------------
                               Balanced Fund          $122             $464           $829            $1,856
--------------------------- ------------------- ---------------- ---------------- ------------- -------------------


         As of March 31, 2000, the net assets of the Equity Fund were $10.394 million. At that net asset level, the effective investment advisory fee under the current fee structure is 0.65% of the Equity Fund's average daily net assets. For the fiscal year ended March 31, 2000, the investment advisory fees for the Equity Fund were $64,007. Under the New Agreement, the investment advisory fees for the Equity Fund for the fiscal year ended March 31, 2000 would have remained at $64,007, representing no increase above the fees that were actually incurred because the net assets are below the current breakpoint of $25 million under the current fee structure.

         As of March 31, 2000, the net assets of the Balanced Fund were $14.278 million. At that net asset level, the effective investment advisory fee under the current fee structure is 0.65% of the Balanced Fund's average daily net assets. For the fiscal year ended March 31, 2000, the investment advisory fees for the Balanced Fund were $75,855. Under the New Agreement, the investment advisory fees for the Balanced Fund for the fiscal year ended March 31, 2000 would have remained at $75,855, representing no increase above the fees that were actually incurred because the net assets are below the current breakpoint of $25 million under the current fee structure.

         The Advisor voluntarily waived all or a portion of its fee and reimbursed a portion of the Equity Fund's operating expenses for the fiscal years ended March 31, 1998 and 1999. The total fees waived amounted to $41,375 (the Advisor received $248 of its fee), and $51,828 (the Advisor received $2,754 of its fee), respectively, and expenses reimbursed amounted to $8,549, and $5,117, respectively. For the fiscal year ended March 31, 2000, the Advisor received $9,936 of its fee after waiving $54,071 of its fee.

         The Advisor voluntarily waived its fee and reimbursed a portion of the Balanced Fund's operating expenses for the fiscal years ended March 31, 1998 and 1999. The total fees waived amounted to $32,686 and $44,418, respectively, and expenses reimbursed amounted to $18,899 and $17,850, respectively. For the fiscal year ended March 31, 2000, the Advisor received $30,866 of its fee after waiving $44,989 of its fee.

Expense Limitation Agreement

         In the interest of limiting the expenses of each Fund, the Advisor entered into an Expense Limitation Agreement with the Trust on March 20, 2000, with respect to each of the Funds ("Expense Limitation Agreement"), pursuant to which the Advisor has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of the Funds (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of each Fund's business, and amounts, if any, payable pursuant to a Rule 12b-1 Plan) are limited to 1.20% of the average daily assets of the Equity Fund and the Balanced Fund. The Expense Limitation Agreement shall continue in effect until March 31, 2001, and from year to year thereafter, provided each such continuance is specifically approved by a majority of the Independent Trustees, and is not otherwise terminated. There can be no assurances that the Expense Limitation Agreement will be continued in the future.

         Each of the Funds may, at a later date, reimburse the Advisor the investment advisory fees waived or limited and other expenses assumed and paid by the Advisor pursuant to the Expense Limitation Agreement during any of the previous five fiscal years, provided the particular Fund has reached a sufficient asset size to permit such reimbursement to be made without causing the total annual expense ratio of the particular Fund to exceed the percentage limits stated above. Consequently, no reimbursement by either of the Funds will be made unless: (i) the particular Fund's assets exceed $20 million; (ii) the particular Fund's total annual expense ratio is less than the percentage stated above; and (iii) the payment of such reimbursement has been approved by the Trust's Board of Trustees on a quarterly basis.

The Board of Trustees Consideration of the New Agreement

         In determining whether or not it was appropriate to approve the New Agreement and to recommend its approval to Shareholders, the Board of Trustees, including the Independent Trustees, considered various matters and materials provided by Advisor. The Independent Trustees examined the nature, quality and scope of the services provided to each Fund by Advisor. They reviewed the basis for an increase in the investment advisory fees and analyzed the fees proposed by Advisor in terms of the services provided by Advisor, Advisor's costs to render the services, and the investment advisory fees charged by other investment advisers that manage comparable funds. In addition, the Independent Trustees examined mutual fund-related revenues and expenses of the Advisor.

         In the Advisor's request for a fee increase, it referred to, among other things, the increased competition for high quality investment management, compliance, and other personnel, and the amount of research needed to keep abreast of potential investment opportunities and to monitor developments in the relevant markets. The Independent Trustees were provided with data as to the qualifications of Advisor's personnel and the quality and extent of the services rendered, as well as an analysis of the performance and expenses of each Fund and comparative investment advisory fee information regarding other similar mutual funds. The Independent Trustees also considered data presented by Advisor showing the extent to which it plans to expand its personnel who render services to each of the Funds.

         In considering the New Agreement and the expectations of the Advisor, the Trustees took into account the fact that the Funds' assets may increase above $25 million in the future. As of November 22, 2000, the assets of the Equity Fund and the Balanced Fund were approximately $11 million and $15 million, respectively. If either Fund's assets were to exceed $25 million and the Expense Limitation Agreement was terminated, the particular Fund's expenses would be higher under the New Agreement.

         In approving the New Agreement and recommending its approval to Shareholders, the Trustees, including the Independent Trustees, considered several factors. The factors considered by the Trustees included (1) the nature, quality and extent of the services furnished by the Advisor to the Funds and in particular the performance that Advisor has achieved for the Funds; (2) the necessity of the Advisor maintaining and enhancing its ability to retain and attract capable personnel to serve the Funds; (3) the complexity of research and investment activities in the relevant markets; (4) the performance of the Advisor in managing each of the Funds with respect to its advisory, oversight, advisory, administrative, and compliance monitoring services; (5) the effect of the proposed investment advisory fees increase on the expense ratio of each of the Funds; (6) comparative data to other funds as to investment performance, investment advisory fees, and as to expense ratios; (7) current and developing conditions in the financial services industry, including competition for and the trend toward escalating compensation for investment personnel; (8) the financial resources of the Advisor and the continuance of appropriate incentives to assure that the Advisor will continue to furnish high quality services to each of the Funds; and (9) the profitability of the Advisor derived from its relationship to the Fund under the existing Investment Advisory Agreement and the reasonableness of maintaining approximately the same profitability under the increased investment advisory fees.

         After reviewing and analyzing the materials provided by Advisor, the Board of Trustees concluded that the compensation to be paid to the Advisor under the New Agreement is fair and reasonable. The Board of Trustees believes that approving the New Agreement is in the best interests of each of the Funds and each of the Funds' Shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board of Trustees unanimously approved the New Agreement and voted to recommend its approval by each of the Funds' Shareholders.

The Other Terms of the New Agreement

         The terms of the New Agreement, other than those related to the amount of the investment advisory fees, will not be changed.

         The New Agreement continues to require the Advisor to provide, subject to the supervision of the Board of Trustees, investment advice and investment services to each of the Funds and to furnish advice and recommendations with respect to investments of each of the Funds' assets and the purchase or sale of its portfolio securities. The Advisor also will continue to provide investment research and analysis.

         Under the New Agreement, the Advisor is not liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of such New Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from its reckless disregard of its duties and obligations under the New Agreement.

         The New Agreement will terminate automatically in the event of its assignment. In addition, it may be terminated by the Advisor upon sixty days' written notice to either Fund, and by either Fund upon the vote of a majority of the Trust Board of Trustees or a majority of the outstanding voting shares of that particular Fund, upon sixty days' written notice to the Advisor.

Information Concerning the Advisor

         Brown Capital Management, Inc., 1201 N. Calvert Street, Baltimore, Maryland 21202, serves as investment advisor to each of the Funds. Subject to the authority of the Trustees, the Advisor provides guidance and policy direction in connection with its daily management of each of the Funds' assets. The Advisor manages the investment and reinvestment of each of the Funds' assets. The Advisor is also responsible for the selection of broker-dealers through which the Funds execute portfolio transactions, subject to the brokerage policies established by the Trustees, and it provides certain executive personnel to each of the Funds.

         The Advisor, organized as a Maryland corporation in 1983, is controlled by Eddie C. Brown. The Advisor has been managing each of the Funds since their inception and has been providing investment advice to investment companies, individuals, corporations, pension and profit sharing plans, endowments, and other business and private accounts since the firm was founded in 1983. The Advisor currently has approximately $4.5 billion in assets under management.

         The names, addresses, and principal occupations of the principal executive officers and directors of Brown Capital Management, Inc. are as follows:

-------------------------------- -----------------------------------------------
Name and Address                 Principal Occupation
-------------------------------- -----------------------------------------------
Eddie C. Brown                   Director, President, & Treasurer
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------
Keith A. Lee                     Senior Vice President
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------
Robert E. Hall                   Senior Vice President
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------
Theodore M. Alexander III        Vice President
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------
Calvin H. Baker                  Vice President
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------
Maurice L. Haywood               Vice President
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------
Stephon A. Jackson               Vice President
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------
Edward Ramos                     Vice President
1201 N. Calvert Street
Baltimore, Maryland  21202
-------------------------------- -----------------------------------------------


         The following table identifies each Officer and Trustee of the Trust who is also an officer, employee, director or shareholder of the Advisor.


----------------------------------- ---------------------------------- ------------------------------------------------
                                                                       Principal Occupation(s)
Name, Age and Address               Position with the Trust            During Past 5 Years
----------------------------------- ---------------------------------- ------------------------------------------------
Eddie C. Brown, 59                  Trustee and President of the       President, Brown Capital Management, Inc.,
1201 N. Calvert Street              Brown Capital Management Funds     Baltimore, Maryland
Baltimore, Maryland  21202
----------------------------------- ---------------------------------- ------------------------------------------------
Keith A. Lee, 40                    Vice President of the Brown        Senior Vice President, Brown Capital Management,
1201 N. Calvert Street              Capital Management Funds           Inc., Baltimore, Maryland
Baltimore, Maryland  21202
----------------------------------- ---------------------------------- ------------------------------------------------


THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, OF THE TRUST HAS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THEM FOR YOUR APPROVAL.


                                3. OTHER MATTERS

         The Trust is not aware of any other matters that will come before the meeting. If any other business should come before the meeting however, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment.


                              4. OTHER INFORMATION

Administrator

         The Administrator for the Trust is The Nottingham Company, 105 North Washington Street, Post Office 69, Rocky Mount, North Carolina 27801-0069.

The Distributor

         Capital Investment Group, Inc., Post Office Box 32249, Raleigh, North Carolina 27622, is the principal underwriter and distributor of each of the Funds' shares and serves as the Funds' exclusive agent for the distribution of each of the Funds' shares.

Shareholder Proposals

         The Trust does not hold regular or annual meetings of its Shareholders. Proposals of Shareholders which are intended to be presented at a future Shareholders' meeting must be received by the Trust by a reasonable time prior to the Trust's solicitation of proxies relating to such future meeting. Shareholder proposals must meet certain requirements and there is no guarantee that any proposal will be presented at a shareholder's meeting.

Annual Report

         The Trust's annual report to Shareholders for the fiscal period ended March 31, 2000 was mailed to Shareholders on May 26, 2000. Any shareholder who desires an additional copy of the annual report may obtain it upon request (without charge) by contacting NC Shareholder Services, 107 North Washington Street, Post Office Box 4365, Rocky Mount, North Carolina, 27803-0365 or by calling (800) 773-3863.


PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.


BY ORDER OF THE BOARD OF TRUSTEES:

C. Frank Watson, III
Secretary

                                   APPENDIX A
                                   ----------

                          FORM OF AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


THIS AMENDED AND RESTATED AGREEMENT, entered into as of the 27th day of December, 2000, by and between THE NOTTINGHAM INVESTMENT TRUST II (the "Trust"), a Massachusetts business trust, and BROWN CAPITAL MANAGEMENT, INC., a Maryland corporation (the "Advisor"), registered as an investment advisor under the Investment Advisors Act of 1940, as amended (the "Advisors Act").

WHEREAS,  the  Trust  is  registered  as  a  diversified,   open-end  management
investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Advisor to furnish investment advisory and administrative services to each series of the Trust set forth in Exhibit A (each a "Fund," collectively the "Funds"), as amended from time to time, and the Advisor is willing to so furnish such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Advisor to act as Investment Advisor to each Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Delivery of Documents. The Trust will furnish the Advisor with copies properly certified or authenticated of each of the following:

         (a) The Trust's Declaration of Trust, as filed with the State of Massachusetts (such Declaration, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

         (b) The Trust's By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

         (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Advisor and approving this Agreement;

         (d) The Trust' Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), relating to shares of beneficial interest of each Fund (herein called the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

         (e) The Funds' Prospectus (such Prospectus, as presently in effect and all amendment and supplements thereto are herein called the "Prospectus").

         The Trust will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Management. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Fund. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Advisor will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus. The Advisor further agrees that it:

         (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations or any other Federal or State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

         (b) Will place orders pursuant to its investment determination for each Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Advisor believes two or more brokers or dealers are comparable in price and execution, the Advisor may prefer: (i) brokers or dealers who provide research advice and other services for each Fund, or who recommend or sell shares of each Fund, and (ii) brokers who are affiliated with the Trust or its Advisor(s), provided, however, that in no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the Advisor in principal transactions;

         (c) Will provide certain executive personnel for the Trust as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Advisor unless otherwise mutually agreed upon; and

         (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of each Fund.

4. Services Not Exclusive. The advisory services furnished by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby provided, however, that without the written consent of the Trustees, the Advisor will not serve as investment Advisor to any other investment company having a similar investment object to that of each Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the Act that are not maintained by others on behalf of the Trust.

6. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred by it in connection with its investment advisory services pertaining to each Fund. In the event that there is no distribution plan under Rule 12b-1 of the 1940 Act in effect for a particular Fund, the Advisor will pay, out of the Advisor's resources generated from sources other than fees received from the Trust, the entire cost of the promotion and sale of that Fund's shares.

         Notwithstanding the foregoing, the Trust shall pay the expenses and costs of the following (as they pertain to the Funds):

         (a)      Taxes, interest charges and extraordinary expenses;
         (b) Brokerage fees and commissions with regard to portfolio transaction of each Fund;
         (c) Fees and expenses of the custodian of each Fund's portfolio securities;
         (d) Fees and expenses of the Trust's administrator, transfer and dividend disbursing agent and the Trust's fund accounting agent or, if the Trust performs any such services without an agent, the costs of the same;
         (e)      Auditing and legal expenses;
         (f)      Cost  of  maintenance   of  the   Trust's existence as a legal
                  entity;
         (g) Compensation of trustees who are not interested persons of the Advisor as that term is defined by law;
         (h)      Costs of Trust meetings;
         (i) Federal and State registration or qualification fees and expenses;
         (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
         (k) The investment advisory fee payable to the Advisor, as provided in paragraph 7 herein; and
         (l) Plan of Distribution expenses, but only in accordance with the Plan of Distribution as approved by the shareholders of each Fund.

         It is understood that the Trust may desire to register each Fund's shares for sale in certain states which impose expense limitations on mutual funds. The Trust agrees that it will register each Fund's shares in such states only with the prior written consent of the Advisor.

7. Compensation. The Trust will pay the Advisor and the Advisor will accept as full compensation an investment advisory fee, based upon the average daily net assets of each Fund, computed at the end of each month and payable within five (5) business days thereafter, based upon the schedules attached hereto as Exhibit A.

8(a) Limitation of Liability. The Advisor shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8(b) Indemnification of Advisor. Subject to the limitations set forth in this Subsection 8(b), the Trust shall indemnify, defend and hold harmless (from the assets of the Trust or Trusts to which the conduct in question relates) the Advisor against all loss, damage and liability, including reasonable accountants' and counsel fees, incurred by the Advisor in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services, or (ii) willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Advisor is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Advisor was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Advisor for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Advisor was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent

         Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Advisor (but excluding amounts paid in satisfaction of judgment, in compromise or as fines or penalties), may be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any action, suit or proceeding; provided, that the Advisor shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if (i) the Advisor shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or
         (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Advisor ultimately will be entitled to indemnification hereunder.

         As to any matter disposed of by a compromise payment by the Advisor referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the
         Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Advisor of any amount paid to the Advisor in accordance with either of such clauses as indemnification of the Advisor is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Advisor's action was in or not opposed to the best interests of the Funds or to have been liable to the Funds or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

         The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Advisor may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Trust, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

         The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Trust hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Advisor is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8(c) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Advisor and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. With respect to any new series of the Trust that is advised by the Advisor, this Agreement shall continue in effect for an initial two year period from the date such new series is added to this Agreement, as set forth in Exhibit A, unless sooner terminated as provided herein. Unless terminated as herein provided, this Agreement shall continue in effect, with respect to each Fund (after its initial two year term), for successive periods of one year each, provided such continuance is specifically approved annually:

         a. By the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940
                  Act), cast in person at a meeting called for the purpose of voting on such approval; and

         b. By vote of either the Board or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of each Fund.

         Notwithstanding the foregoing, this Agreement may be terminated, with respect to any series, by The Trust or by the Advisor at any time on sixty (60) days' written notice, without the payment of any penalty, provided that termination by The Trust must be authorized either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of each Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective as to any Fund until approved by vote of the holders of a majority of that Fund's outstanding voting securities (as defined in the 1940 Act).

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

12. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.




ATTEST:                                       THE NOTTINGHAM INVESTMENT TRUST II


By:                                           By:
    _________________________________             ______________________________


Title:                                        Title:
       ______________________________                ___________________________





ATTEST:                                       BROWN CAPITAL MANAGEMENT, INC.


By:                                           By:
    _________________________________             ______________________________


Title:                                        Title:
       ______________________________                ___________________________

                                    EXHIBIT A
                                     to the
                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


             As Approved by a Shareholder Proxy on December 27, 2000


For the services set forth in the AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT, the Investment Advisor shall be compensated monthly, as of the last day of each month, within five business days of the month end, a fee based upon average daily net assets according to the following schedule:



The Brown Capital Management Equity Fund
     Date added to this Agreement - December 10, 1992

                        Net Assets                            Annual Fee
                        ----------                            ----------
              On the first $100 million                          0.65%
              On all assets over $100 million                    0.50%





The Brown Capital Management Balanced Fund
     Date added to this Agreement - December 10, 1992

                        Net Assets                            Annual Fee
                        ----------                            ----------
              On the first $100 million                          0.65%
              On all assets over $100 million                    0.50%

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general rules for signing proxy cards may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

         1. INDIVIDUAL ACCOUNTS: sign your name exactly as it appears in the registration on the proxy card.

         2. JOINT ACCOUNTS: either party may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.

         3. ALL OTHER ACCOUNTS: the capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

         Registration                                 Valid Signature
         ------------                                 ---------------

    CORPORATE ACCOUNTS
     (1)  ABC Corp............................... ABC Corp. John Doe, Treasurer
     (2)  ABC Corp............................... John Doe, Treasurer
     (3)  ABC Corp. c/o John Doe................. John Doe, Treasurer
     (4)  ABC Corp. Profit Sharing Plan.......... John Doe, Trustee

    PARTNERSHIP ACCOUNTS
     (1)  The XYZ Partnership.................... Jane B. Smith, Partner
     (2)  Smith and Jones, Limited Partnership... Jane B. smith, General Partner

    TRUST ACCOUNTS
     (1)  ABC Trust.............................. Jane B. Doe, Trustee
     (2)  Jane B. Doe, Trustee u/t/d 12/28/78.... Jane B. Doe, Trustee

    CUSTODIAL OR ESTATE ACCOUNTS
     (1)  John B. Smith, Cust. f/b/o John B. Smith, Jr.
          UGMA/UTMA.............................. John B. Smith
     (2)  Estate of John B. Smith................ John B. Smith, Jr., Executor

                      BROWN CAPITAL MANAGEMENT EQUITY FUND

              SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 27, 2000
               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


In order to vote your shares, please sign and date this card and return it in the envelope provided. By returning this card, you authorize the proxies to vote on each of the Proposals as marked, or, if not marked, as indicated.

The Board of Trustees recommends voting "FOR" Proposals 1.


1.   FOR    AGAINST    ABSTAIN    Approval  of   the   New  Investment  Advisory
     ( )      ( )        ( )      Agreement with Brown Capital Management, Inc.,
                                  on  behalf  of the  Brown  Capital  Management
                                  Equity Fund.






                        By signing and dating this card,
                        you  authorize C. Frank  Watson,
                        III,    with   the    power   of
                        substitution to vote your shares
                        of  the   Equity   Fund  at  the
                        Special  Meeting of Shareholders
                        of the  Equity  Fund  and at any
                        adjournment of the Meeting.

                        MR.   WATSON   SHALL   VOTE   AS
                        RECOMMENDED BY THE BOARD, UNLESS
                        OTHERWISE INDICATED,  AND IN HIS
                        DISCRETION   UPON   SUCH   OTHER
                        BUSINESS  AS MAY  PROPERLY  COME
                        BEFORE THE MEETING.


                        x_______________________________

                        x_______________________________

                        Dated ____________________, 2000


                        Please  sign  name or  names  as
                        they  appear  to  authorize  the
                        voting   of   your   shares   as
                        indicated.   Where   shares  are
                        registered  with  joint  owners,
                        all joint  owners  should  sign.
                        Persons  signing  as  executors,
                        administrators,  trustees, etc.,
                        should so indicate.

                     BROWN CAPITAL MANAGEMENT BALANCED FUND

              SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 27, 2000
               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


In order to vote your shares, please sign and date this card and return it in the envelope provided. By returning this card, you authorize the proxies to vote on each of the Proposals as marked, or, if not marked, as indicated.

The Board of Trustees recommends voting "FOR" Proposals 2.


2.   FOR    AGAINST    ABSTAIN    Approval  of   the   New  Investment  Advisory
     ( )      ( )        ( )      Agreement with Brown Capital Management, Inc.,
                                  on  behalf  of the  Brown  Capital  Management
                                  Balanced Fund.






                        By signing and dating this card,
                        you  authorize C. Frank  Watson,
                        III,    with   the    power   of
                        substitution to vote your shares
                        of  the   Balanced Fund  at  the
                        Special  Meeting of Shareholders
                        of the Balanced Fund  and at any
                        adjournment of the Meeting.

                        MR.   WATSON   SHALL   VOTE   AS
                        RECOMMENDED BY THE BOARD, UNLESS
                        OTHERWISE INDICATED,  AND IN HIS
                        DISCRETION   UPON   SUCH   OTHER
                        BUSINESS  AS MAY  PROPERLY  COME
                        BEFORE THE MEETING.


                        x_______________________________

                        x_______________________________

                        Dated ____________________, 2000


                        Please  sign  name or  names  as
                        they  appear  to  authorize  the
                        voting   of   your   shares   as
                        indicated.   Where   shares  are
                        registered  with  joint  owners,
                        all joint  owners  should  sign.
                        Persons  signing  as  executors,
                        administrators,  trustees, etc.,
                        should so indicate.